Exhibit 99.1

SideChannel Announces Reverse Stock Split

WORCESTER, MA / ACCESSWIRE / January 22, 2026 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology from emerging to enterprise companies, today announced that its Board of Directors has approved a reverse stock split of the Company’s common stock at a ratio of 1-for-52 (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective at 4:00 P.M. Eastern Time on January 22, 2026, after the close of trading on the OTCQB, and the Company’s common stock is expected to begin trading on a post-Reverse Stock Split basis on the OTCQB under the same ticker symbol “SDCH” at market open on January 23, 2026.

Brian Haugli, CEO of SideChannel, said, “This action reflects our commitment to position SideChannel for growth and to allow a broader range of institutions to invest in our common stock, potentially increasing trading volume and liquidity of our stock. We appreciate our shareholders giving us authorization to effectuate the Reverse Stock Split and our board agreeing to take this step.”

Upon effectiveness of the Reverse Stock Split, each 52 shares of SideChannel’s issued and outstanding common stock (collectively, the “Pre-Split Common Stock”) will automatically be reclassified such that each 52 shares of Pre-Split Common Stock will become one share of common stock, with any resulting fractional shares of common stock being rounded up to the nearest whole share of common stock. The Reverse Stock Split will reduce the number of issued and outstanding shares of common stock from approximately 231.2 million shares to approximately 4.4 million shares. The Reverse Stock Split will not affect the authorized number of shares of common stock or the par value of the common stock.

The Reverse Stock Split is intended to increase the per-share trading price of the Company’s common stock and improve the marketability and liquidity of the stock, although the long- and near-term effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty. The Reverse Stock Split will also apply to common stock issuable upon the exercise or conversion of outstanding equity awards and warrants with corresponding adjustments to the applicable exercise or conversion prices and number of shares, in accordance with the terms of each instrument.

Registered stockholders holding certificated shares will receive information from the Company’s transfer agent regarding the process for exchanging Pre-Split Common Stock certificates for book-entry statements or new stock certificates representing post-Reverse Stock Split shares, if applicable. Stockholders who hold their shares in “street name” through a bank, broker, or other nominee will not need to take any action in connection with the Reverse Stock Split.

For more information about SideChannel and its solutions, please visit https://sidechannel.com.

About SideChannel

SideChannel helps emerging to enterprise companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk
ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.